Exhibit 10.2

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

ENGILITY HOLDINGS, INC.,

as Holdings,

ENGILITY CORPORATION,

as the Borrower,

and the Subsidiary Guarantors party hereto

in favor of

MORGAN STANLEY SENIOR FUNDING, INC.,

as Collateral Agent

Dated as of August 12, 2016

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7.2 Duty of Collateral Agent	23
7.3 Execution of Financing Statements	23
7.4 Authority of Collateral Agent	24
SECTION 8. MISCELLANEOUS	24
8.1 Amendments in Writing	24
8.2 Notices	24
8.3 No Waiver by Course of Conduct; Cumulative Remedies	24
8.4 Enforcement Expenses; Indemnification	24
8.5 Successors and Assigns	25
8.6 Set-Off	25
8.7 Counterparts	25
8.8 Severability	25
8.9 Section Headings	25
8.10 Integration	25
8.11 GOVERNING LAW	26
8.12 Submission To Jurisdiction; Waivers	26
8.13 Acknowledgements	26
8.14 Additional Guarantors and Grantors	27
8.15 Releases.	27
8.16 WAIVER OF JURY TRIAL	27

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Legal Name, Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Intellectual Property
Schedule 5	Material Government Contracts
Schedule 6	Commercial Tort Claims
Schedule 7	Filings and Other Actions Required to Perfect Security Interests

ANNEXES

Annex I	Assumption Agreement
Annex II	Form of Intellectual Property Security Agreements

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EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 12, 2016 (this “Agreement”), made by each of the signatories hereto, in favor of Morgan Stanley Senior Funding, Inc., as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of August 12, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Engility Holdings, Inc., a Delaware corporation (“Holdings”), Engility Corporation, a Massachusetts corporation (the “Borrower”), the Lenders and Morgan Stanley Senior Funding, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Accession,” “Account,” “As-Extracted Collateral,” “Certificated Securities,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Document,” “Equipment,” “Farm Products,” “Fixture,” “General In-tangible,” “Goods,” “Instrument,” “Inventory,” “Letter-of-Credit Right,” “Securities Account,” “Supporting Obligations,” and “Uncertificated Securities.”

(b) The following terms shall have the following meanings:

“Agreement”: as defined in the Preamble.

“Borrower Cash Management Obligations”: the collective reference to all obligations and liabilities of the Borrower and any other Loan Party (including, to the extent that such agreements so provide, interest accruing at the then applicable rate provided in the Specified Cash Management Arrangement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to any Cash Management Provider, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Cash Management Arrangement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, to the extent that such agreements so provide, all fees, charges and disbursements of counsel to the relevant Lender or Affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Cash Management Arrangement).

“Borrower Credit Agreement Obligations”: the collective reference to the unpaid principal of and interest on the Loans (including, for the avoidance of doubt, any New Loans), the Reimbursement Obligations and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to the Administrative Agent, the Collateral Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of the Borrower and any other Loan Party (including interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to the Administrative Agent or any Affiliate of the Administrative Agent, the Collateral Agent or any Affiliate of the Collateral Agent and any Lender or any Affiliate

of any Lender (or any Lender or any Affiliate thereof at the time such Specified Hedge Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the relevant Lender or Affiliate thereof that are required to be paid by the Borrower and/or such other Loan Party, as the case may be, pursuant to the terms of any Specified Hedge Agreement).

“Borrower Obligations”: the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations and (iii) the Borrower Cash Management Obligations, but, as to clauses (ii) and (iii) hereof, only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto; provided, however, that Borrower Obligations shall exclude all Excluded Swap Obligations.

“Cash Management Provider”: the Administrative Agent or any Affiliate of the Administrative Agent, the Collateral Agent or any Affiliate of the Collateral Agent and any Lender or any Affiliate of any Lender (or any Lender or any Affiliate thereof at the time a Specified Cash Management Arrangement was entered into) counterparty to the Borrower or any Loan Party in a Specified Cash Management Arrangement.

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.5.

“Contract”: any agreement, contract, subcontract, purchase order, arrangement, obligation or commitment to which a party is bound.

“Copyright Licenses”: with respect to any Grantor, all United States written license agreements naming such Grantor as licensor or exclusive licensee (including those listed in Schedule 4), granting any right under any Copyright, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell, and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”: (i) with respect to any Person, all of such Person’s copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, in each case, owned by such Person in its own name, including all registrations, recordings, supplemental registrations and pending applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of (i) any Foreign Subsidiary that is a Restricted Subsidiary or (ii) any Foreign Subsidiary Holding Company.

“Government Contract”: any Contract to which a Loan Party is a party and a counterparty is a Governmental Authority to the extent such Contract involves the performance of services or delivery of Goods by or on behalf of such Loan Party to such Governmental Authority.

“Grantors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided herein.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document) (whether at the stated maturity, by acceleration or otherwise (including interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding)); provided, however, that Guarantor Obligations shall exclude all Excluded Swap Obligations.

“Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors that may become a party hereto as provided herein.

“Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s rights, priorities and privileges relating to intellectual property, arising under the laws of the United States, including such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Issuers”: the collective reference to each issuer of a Pledged Security.

“Material Government Contracts”: all Government Contracts listed on Schedule 5, and each Government Contract entered into after the date hereof:

(i) having a duration of one year or greater,

(ii) involving aggregate consideration payable (or expected gross revenue) by the applicable governmental entity to the applicable Loan Party of $5,000,000 or more over the remaining term of the contract, including base period plus priced options; and

(iii) which are not subject to the provisions of Federal Acquisition Regulation 52.232-24 or any successor provision;

provided that “Material Government Contracts” shall not include any contract the existence of which may not be disclosed to the Secured Parties under applicable law, rule or regulations.

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York.

“Obligations”: the Borrower Obligations and the Guarantor Obligations.

“Patent License”: with respect to any Grantor, all United States written license agreements providing for the grant by or to such Grantor of any exclusive right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 4, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”: with respect to any Person, all of such Person’s (i) letters patent of the United States, including any of the foregoing referred to in Schedule 4, (ii) applications for letters patent of the United States and all continuations and continuations in part thereof, including any of the foregoing referred to in Schedule 4, and (iii) rights to obtain any reissues or extensions of the foregoing, in each case, owned by such Person in its own name.

“Pledged Notes”: the collective reference to (i) all Intercompany Notes at any time issued to any Grantor in excess of $2,000,000 (or Intercompany Notes which, in the aggregate, are in excess of $2,000,000) and (ii) all other promissory notes issued to or held by any Grantor in excess of $2,000,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business). Schedule 2 lists all Pledged Notes held by any Grantor on the date hereof.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the collective reference to all shares, stock certificates, options, interests, management rights or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than Excluded Capital Stock; provided that in no event shall (i) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or Foreign Subsidiary Holding Company, (ii) any stock of any Foreign Subsidiary that is not a First Tier Foreign Subsidiary or (iii) equity interests of Unrestricted Subsidiaries and Immaterial Subsidiaries be required to be pledged hereunder. Schedule 2 lists all Pledged Stock held by any Grantor on the date hereof.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”: any right to payment for Goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Securities Act”: the Securities Act of 1933, as amended.

“Specified Cash Management Arrangement”: any cash management arrangement (a) entered into by (i) the Borrower or any other Loan Party and (ii) a Cash Management Provider, and (b) which has been designated by such Cash Management Provider and the Borrower, by notice to the Collateral Agent, as a Specified Cash Management Arrangement. The designation of any cash management arrangement as a Specified Cash Management Arrangement shall not create in favor of the Cash Management Provider thereof that is a party thereto any rights in connection with the management or release of any Collateral or any Guarantor Obligations.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined after giving effect to Section 2.9).

“Trademark License”: with respect to any Grantor, all United States written license agreements providing for the grant by or to such Grantor of any exclusive right to use any Trademark, including any of the foregoing referred to in Schedule 4, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”: with respect to any Person, all of such Person’s (i) trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of said Act has been filed and accepted), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, and all United States common-law rights related thereto owned by such Person in its own name, including any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.

“Unfunded Advances/Participations”: (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable borrowing available to the Administrative Agent as contemplated by Sections 2.1 and 2.4 of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by any Revolving Lender in accordance with Section 2.7 of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of any participations in respect of Reimbursement Obligations that shall not have been funded by any L/C Participant in accordance with Section 3.4 of the Credit Agreement.

“Vehicles”: aircraft and all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The terms lease and license shall include sub-lease and sub-license, as applicable.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

(e) All references herein to provisions of the New York UCC shall include all successor provisions under any subsequent version or amendment to any Article of the New York UCC.

SECTION 2. GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent, the other Secured Parties and their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors (after giving effect to the rights of contribution and subrogation established in Section 2.2 and Section 2.3, respectively).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, the Collateral Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Bank or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

(e) No payment (other than payment in full) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and other than contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Bank or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent, the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent, the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Bank or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of such Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent, the Collateral Agent or any other Secured Party may be rescinded by the Administrative Agent, the Collateral Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, or all Lenders, or all Lenders directly affected thereby, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations (except any notice required by a non-waivable law or notices otherwise expressly required by the Loan Documents). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent, the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Waivers by Guarantor. Each Guarantor hereby waives (a) any right to require any of the Secured Parties and their respective permitted successors, indorsees, transferees and as-signs, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Borrower Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person or (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any of the Secured Parties and their respective permitted successors, indorsees, transferees and assigns in favor of the Borrower or any other Person; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Borrower Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Borrower Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and (ii) promptness, diligence and any requirement that any of the Secured Parties and their respective permitted successors, indorsees, transferees and assigns protect, secure, perfect or insure any security interest or lien or any property subject thereto; and (e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default, notices of any renewal, extension or modification of the Borrower Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 2.1 and any right to consent to any thereof (in each case, except any notice required by a non-waivable Requirement of Law or notices otherwise expressly required by the Loan Documents).

2.7 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office.

2.9 Keepwell. Each Guarantor that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2.9 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 2.9 shall remain in full force and effect until the Guarantor Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends this Section 2.9 to constitute, and this Section 2.9 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 3. GRANT OF SECURITY INTEREST

3.1 Grant of First Priority Security Interests. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in and to all personal property of such Grantor including the following property, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires any right, title or interest and wherever the same may be located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Commercial Tort Claims now or hereafter described on Schedule 6;

(e) all Documents (other than title documents with respect to Vehicles);

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Instruments, including the Pledged Notes;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights constituting Supporting Obligations;

(n) all Receivables;

(o) all books and records pertaining to the Collateral; and

(p) to the extent not otherwise included above, all Proceeds, products, Accessions, rents and profits of or in respect of any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in (i) any fee or leasehold interest in real property and any Fixtures relating to any owned or leased real property (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement), (ii) any Vehicles (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement), (iii) any property to the extent that such grant of a security interest is (A) prohibited by any Requirements of Law of a Governmental Authority, (B) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or (C) prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document in each case, to the extent such consent, license, agreement, instruments or other document is permitted by Section 7.12 of the Credit Agreement and is evidencing or giving rise to such property in each case with any third party, joint venture or non Wholly-Owned Subsidiary and any organizational, shareholder or similar agreements of any non Wholly-Owned Subsidiary or joint venture; except in the case of clauses (A), (B) or (C), to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or organizational, shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective after giving effect to the applicable provisions of the UCC or under applicable law, (iv) any Collateral that constitutes Farm Products, As-Extracted Collateral, (v) Commercial Tort Claims having a value of less than $1,000,000 individually and $2,500,000in the aggregate, (vi) Letter-of-Credit Rights to the extent not constituting Supporting Obligations, (vii) any Collateral to the extent the granting of such security interest would result in adverse tax consequences as reasonably demonstrated by the Borrower to the reasonable satisfaction of the Administrative Agent, or as to which the Administrative Agent and the Borrower reasonably determine that the burden or cost of obtaining a security interest or perfection thereof is excessive when compared to the benefit to the Secured Parties of the security to be afforded thereby, (viii) [reserved], (ix) equity interests in and assets of Unrestricted Subsidiaries and Immaterial Subsidiaries, (x) assets of a Foreign Subsidiary or Foreign Subsidiary Holding Company and (xi) equity interests other than Pledged Stock provided, however, that Collateral shall include any Proceeds, substitutions or replacements of any assets referred to in clauses (i)-(ix) above (unless such Proceeds, substitutions or replacements would constitute assets referred to in any of clause (i)-(xi) above). It is hereby understood and agreed that any Property described in the preceding proviso, and any Property that is otherwise expressly excluded from clauses (a) through (p) above, shall be excluded from the definition of “Collateral.”

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower, each Guarantor and each Grantor hereby represents and warrants to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:

4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2 Title; No Other Liens. Except as otherwise permitted under Section 7.3 of the Credit Agreement, such Grantor owns or has rights in each item of the Collateral free and clear of any and all Liens. No Grantor has knowledge of any financing statement or other public notice with respect to all or any part of the Collateral that is on file or of record in any public office except as permitted under Section 7.3 of the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned, licensed or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent, the Collateral Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease, license or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.3 Names; Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s full and correct legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 3.

4.4 Pledged Securities. On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:

(a) with respect to the shares of Pledged Stock issued by the Borrower and any other Restricted Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and

(b) constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

4.5 Intellectual Property.

(a) Schedule 4 lists all Copyright registrations or applications with the United States Copyright Office, material Copyright Licenses under which a Grantor is an exclusive licensee, Trademark applications and registrations with the United States Patent and Trademark Office, material Trademark Licenses under which a Grantor is an exclusive licensee, Patent applications and registrations with the United States Patent and Trademark Office and material Patent Licenses under which a Grantor is an exclusive licensee owned by such Grantor in its own name on the date hereof.

(b) Except for any agreements entered into in connection with or otherwise related to the Transaction Documents, Grantor is not the licensor or franchisor of any Copyrights, Patents or Trademarks under any material license or franchise agreement which is not in the ordinary course of such Grantor’s business.

4.6 Material Government Contracts. Schedule 5 lists all Material Government Contracts to which the Borrower or any of its Subsidiaries is a party on the date hereof.

4.7 Special Collateral. Schedule 6 lists all Commercial Tort Claims intended to be subject hereto. As of the date hereof no Grantor owns any Letter-of-Credit Rights for letters of credit constituting Supporting Obligations.

SECTION 5. COVENANTS

Each Guarantor and each Grantor covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent and indemnification obligations not yet due and owing), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Bank or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated:

5.1 Covenants in Credit Agreement. In the case of each Guarantor, to the extent applicable, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2 Investment Property. (a) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3 and 6.8 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3 or 6.8 with respect to the Pledged Securities issued by it.

(b) Upon receipt of any Pledged Securities (including any Uncertificated Security becoming a Certificated Security), the applicable Grantor shall promptly (and in any event within 60 days or such later date as may be agreed by the Administrative Agent) deliver all certificates and instruments evidencing such Pledged Securities to the Collateral Agent together with stock powers or indorsements thereof reasonably satisfactory to the Collateral Agent.

5.3 Material Government Contracts. In the case of each Grantor, such Grantor shall, on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) of the Credit Agreement, provide the Collateral Agent with written notice of any Material Government Contracts entered into since the last date financial statements were delivered pursuant to Section 6.1(a) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof), and upon written request of the Collateral Agent, deliver to the Collateral Agent such documentation reasonably necessary to comply with the Assignment of Claims Act of 1940 with respect to the assignment of the right of payment in respect of such Material Government Contracts.

5.4 Intellectual Property. With respect to any Collateral (whether now owned or hereafter acquired) constituting Intellectual Property registered or applied for in the U.S. Patent and Trademark Office or the U.S. Copyright Office, each Grantor shall execute and deliver a short form agreement substantially in the form of Annex II hereto covering all such U.S. registered and applied for Intellectual Property in appropriate form for recordation with the U.S. Patent and Trademark Office or the U.S. Copyright Office, or other documents as the Collateral Agent may reasonably request to evidence the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interest in such Copyrights, Patents and Trademarks and in the goodwill and general intangibles of such Grantor relating thereto or represented thereby. Each Grantor shall, on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) of the Credit Agreement, provide the Collateral Agent with written notice of any additional Collateral constituting U.S. registered and applied for Intellectual Property acquired since the last date financial statements were delivered pursuant to Section 6.1(a) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof).

5.5 Letter-of-Credit Rights. With respect to any Letter-of-Credit Rights intended to be subject hereto, each Grantor shall, at the request of the Collateral Agent, use commercially reasonable efforts to cause the applicable issuer to consent to the assignment of such Letter-of-Credit Rights to the Collateral Agent. Each Grantor shall, on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) of the Credit Agreement, provide the Collateral Agent with written notice of any additional Letter-of-Credit Rights for letters of credit constituting Supporting Obligations acquired since the last date financial statements were delivered pursuant to Section 6.1(a) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof).

5.6 Commercial Tort Claims. With respect to any Commercial Tort Claim intended to be subject hereto, each Grantor shall, on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) of the Credit Agreement, provide the Collateral Agent with written notice of any such Commercial Tort Claims arising since the last date financial statements were delivered pursuant to Section 6.1(a) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof).

5.7 Foreign Law Pledges; Control Agreements. Notwithstanding anything to the contrary contained herein, no Grantor shall be required to take any actions in order to perfect the security interest granted to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the Lenders (i) under the laws of any jurisdiction outside the United States or (ii) by the execution of account control or similar agreements.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.

(a) At any time during the continuance of an Event of Default, upon the Collateral Agent’s reasonable request at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Administrative Agent, the Collateral Agent and the other Secured Parties only as provided in Section 6.6 and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) If an Event of Default has occurred and is continuing and at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all agreements, orders, invoices and shipping receipts.

6.2 Communications with Grantors; Grantors Remain Liable.

(a) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent, the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent, the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent not prohibited by the Credit Agreement, and to exercise all voting, corporate and other rights with respect to the Pledged Securities.

(a) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (which notice shall not be required if an Event of Default under Section 8.1(f) of the Credit Agreement shall have occurred and be continuing), (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.6 and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above.

(b) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

6.4 Intellectual Property.

(i) Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 6.7 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, subject to pre-existing rights and licenses, a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, provided that nothing in this Section 6.4 shall require any Grantor to grant any license that is prohibited by any non-waivable Requirement of Law, or is prohibited by, or constitutes a breach or default under or would result in the termination of or give rise to any right of acceleration, modification or cancellation under, any contract, license, agreement, instrument or other document giving rise to a right to use with respect to such property.

(ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.5 of the Credit Agreement that limit the rights of the Grantors to dispose of their property, notwithstanding the foregoing but subject to the Collateral Agent’s exercise of its rights and remedies under Section 6, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, upon the payment in full in cash of all of the Obligations (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due) and cancellation or termination of all Commitments and Letters of Credit (that are not cash collateralized or back-stopped by the Borrower to the reasonable satisfaction of the Issuing Bank or purchasing Lender, as applicable, in respect thereof) or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall promptly grant back to the Grantors the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 6 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (ii).

6.5 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

6.6 Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations, and shall make any such application in the following order:

First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment in full of all Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

Third, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to each of them; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full (other than contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Bank or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.7 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise provided in the Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless otherwise provided in the Loan Documents), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the

Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Grantor, which rights or equities are hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7 in accordance with Section 6.6 hereof. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.8 Private Sales. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

6.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 7. THE COLLATERAL AGENT

7.1 Collateral Agent’s Appointment as Attorney in Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent (such appointment being coupled with an interest) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any United States registered or applied for Copyrights, Patents or Trademarks owned by or exclusively licensed to such Grantor in its own name, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers signed by such Grantor as the Collateral Agent may reasonably request to evidence the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ first priority perfected security interest in such registered or applied for Copyrights, Patents and Trademarks and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) subject to pre-existing rights and licenses, assign any Copyright, Patent or Trademark of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine; and (8) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within three (3) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such three-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers. The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent at any time and from time to time to file or record financing statements (including fixture filings, if any, and amendments) and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property,” “all assets” or any similar phrase in any such financing statements. Each Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request. Notwithstanding anything herein or in any other Loan Document to the contrary, the delivery of control agreements with respect to any Deposit Accounts, Securities Accounts and Commodity Accounts shall not be required.

7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent, the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or at such other address pursuant to notice given in accordance with Section 10.2 of the Credit Agreement.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. Each Guarantor agrees to pay, and to save the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement. The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement (it being understood that Dispositions permitted under the Credit Agreement shall not be subject to this proviso).

8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent, the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of such Grantor. Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify such Grantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (i.e., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.

8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the Courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Grantors and the Administrative Agent, the Collateral Agent and the Lenders.

8.14 Additional Guarantors and Grantors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.8 of the Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex I hereto. The execution and delivery of such Assumption Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.15 Releases.

(a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due) shall have been paid in full, the Commitments shall have been terminated and no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Bank or purchasing Lender, as applicable, in respect thereof) shall be outstanding, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor to a Person that is not a Grantor in a transaction permitted by the Credit Agreement, then the Lien granted under this Agreement on such Collateral shall be automatically released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably requested, necessary or desirable to evidence the release of the Liens created hereby on such Collateral. A Guarantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement to a Person that is not a Grantor, or upon such Subsidiary ceasing to be a Guarantor pursuant to Section 10.15 of the Credit Agreement, and the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of such obligations. All releases or other documents delivered by the Collateral Agent pursuant to this Section 8.15(b) shall be without recourse to, or warranty by, the Collateral Agent.

(c) Liens on Collateral created hereunder shall be released and obligations of Guarantors and Grantors hereunder shall terminate as set forth in Section 10.15 of the Credit Agreement.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

ENGILITY HOLDINGS, INC.,
as Grantor and Guarantor

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger
Title: Senior Vice President and
Chief Financial Officer

ENGILITY CORPORATION, as Grantor

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger
Title: Senior Vice President and
Chief Financial Officer

ENGILITY LLC, as Grantor and Guarantor

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger
Title: Senior Vice President and
Chief Financial Officer

INTERNATIONAL RESOURCES GROUP LTD., as Grantor and Guarantor

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger
Title: Senior Vice President and
Chief Financial Officer

[Engility – Signature Page to Guarantee and Collateral Agreement]

DYNAMICS RESEARCH CORPORATION, as Grantor and Guarantor

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger
Title: Senior Vice President and
Chief Financial Officer

SUPPORT SERVICES ORGANIZATION, LLC, as Grantor and Guarantor

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger
Title: Senior Vice President and
Chief Financial Officer

TEXELTEK, LLC, as Grantor and Guarantor

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger
Title: Senior Vice President and
Chief Financial Officer

TASC SERVICES CORPORATION, as Grantor and Guarantor

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger
Title: Senior Vice President and
Chief Financial Officer

ATAC SERVICES, LLC, as Grantor and Guarantor

By:	/s/ Wayne M. Rehberger
Name:Wayne M. Rehberger
Title: President and
Chief Financial Officer

[Engility – Signature Page to Guarantee and Collateral Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent

By:	/s/ Robbie Pearson
Name: Robbie Pearson
Title: Authorized Signatory

[Engility – Signature Page to Guarantee and Collateral Agreement]

SCHEDULE 1

NOTICE ADDRESSES OF GUARANTORS

Guarantor	Address for Notices
Engility Holdings, Inc.	4803 Stonecroft Boulevard Chantilly, VA 20151

Engility LLC	4803 Stonecroft Boulevard Chantilly, VA 20151

TASC Services Corporation	4803 Stonecroft Boulevard Chantilly, VA 20151

Support Services Organization, LLC	4803 Stonecroft Boulevard Chantilly, VA 20151

Texeltek, LLC	4803 Stonecroft Boulevard Chantilly, VA 20151

International Resources Group Ltd.	4803 Stonecroft Boulevard Chantilly, VA 20151

Dynamics Research Corporation	4803 Stonecroft Boulevard Chantilly, VA 20151

ATAC Services, LLC	4803 Stonecroft Boulevard Chantilly, VA 20151

SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

Issuer	Number of Certificate	Registered Owners	Owned Equity Interests	Percentage of Owned Equity Interests Pledged
Engility Corporation	5	Engility Holdings, Inc.	1,000 shares	100%

Engility LLC	N/A	Engility Corporation	100%	100%

TASC Services Corporation	1	Engility Corporation	1,000 shares	100%

Support Services Organization, LLC	N/A	Engility Corporation	100%	100%

Texeltek, LLC	N/A	Engility Corporation	100%	100%

Cayenta, Inc.	N/A	Engility LLC	75.68% of the common shares & 0% of the preferred	100% of the common shares & 0% of the preferred

LinCom Wireless, Inc.	N/A	Engility LLC	96.98%	100%

Titan Wireless, Inc.	N/A	Engility LLC	99.88%	100%

MPRI International Services, Ltd.	N/A	Engility LLC	100%	65%

Titan Deutschland GmbH	N/A	Engility LLC	100%	65%

TM Creditors	N/A	Engility LLC	<1%	100%

International Resources Group Ltd.	1	Engility LLC	390,895 shares	100%

IRG Systems South Asia Private Limited	N/A	International Resources Group Ltd.	90%	65%

Dynamics Research Corporation	1	Engility LLC	10 shares	100%

H.J. Ford Associates, Inc.	1	Dynamics Research Corporation	61,656 shares	100%

SCHEDULE 2

Issuer	Number of Certificate	Registered Owners	Owned Equity Interests	Percentage of Owned Equity Interests Pledged
DRC International Corporation	2	Dynamics Research Corporation	2,500 shares	100%

Kadix Systems, LLC	3	Dynamics Research Corporation	100 units	100%

High Performance Technologies, Inc.	1	Dynamics Research Corporation	100 shares	100%

HMR Tech, LLC	N/A	Dynamics Research Corporation	40%	100%

TMASC JV	N/A	Engility LLC	50%	100%

ATAC Services, LLC	N/A	Engility LLC	100%	100%

International Resources Group Philippines, Inc.	N/A	International Resources Group Ltd.	97%	65%

Engility Services (Canada) ULC	N/A	Engility LLC	100%	65%

Forfeiture Support Associates, LLC	N/A	Engility LLC	50.1%	100%

TASC Services, (UK) Limited	N/A	TASC Services Corporation	100%	65%

TASC Services, GmBH	N/A	TASC Services Corporation	100%	65%

SCHEDULE 3

LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION

AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Chief Executive Office*	Organizational Identification Number
Engility Holdings, Inc.	Delaware	3750 Centerview Drive Chantilly, VA 20151	5626748

Engility Corporation	Massachusetts	3750 Centerview Drive Chantilly, VA 20151	042393618

TASC Services Corporation	Delaware	4801 Stonecroft Boulevard Chantilly, VA 20151	2488246

Support Services Organization, LLC	Delaware	4801 Stonecroft Boulevard Chantilly, VA 20151	5208839

Texeltek, LLC	Delaware	4801 Stonecroft Boulevard Chantilly, VA 20151	3261380

Engility LLC	Delaware	3750 Centerview Drive Chantilly, VA 20151	0720430

INTERNATIONAL RESOURCES GROUP LTD.	Delaware	1320 Braddock Road Alexandria, VA 22314	2043205

Dynamics Research Corporation	Massachusetts	3750 Centerview Drive Chantilly, VA 20151	042211809

ATAC Services, LLC	Delaware	3750 Centerview Drive Chantilly, VA 20151	5680071

*	As of August 26, 2016, the chief executive offices for all of the above entities will be located at 4803 Stonecroft Boulevard, Chantilly, VA 20151.

SCHEDULE 4

COPYRIGHTS AND COPYRIGHT LICENSES1

Title		Registration Number	Registration Date	Owner
1.	Internal validation summary statistics	TXu000534171	7/6/1992	TASC, Inc.

2.	Lodestar : coincident peak analysis program	TXu000529370	7/6/1992	TASC, Inc.

3.	LODESTAR cost of service	TXu000528190	7/6/1992	TASC, Inc.

4.	LODESTAR domains ratio	TXu000528167	7/8/1992	TASC, Inc.

5.	LODESTAR graphics	TXu000527884	7/6/1992	TASC, Inc.

6.	LODESTAR : individual customer analysis	TXu000527530	7/6/1992	TASC, Inc.

7.	Lodestar late cut reporter	TXu000529502	7/6/1992	TASC, Inc.

8.	LODEstar PC/interface	TXu000533911	7/2/1992	TASC, Inc.

9.	Lodestar ratio analysis program	TXu000547932	7/2/1992	TASC, Inc.

10.	Lodestar sampling	TXu000527097	7/6/1992	TASC, Inc.

11.	LODESTAR solid state validation package	TXu000528191	7/6/1992	TASC, Inc.

12.	LODESTAR substation analysis package	TXu000533985	7/2/1992	TASC, Inc.

13.	LODESTAR tool kit	TXu000528030	7/2/1992	TASC, Inc.

14.	LODESTAR totalizing reporter	TXu000533986	7/6/1992	TASC, Inc.

15.	LODESTAR version 5	TXu000534366	6/29/1992	TASC, Inc.

16.	TASC QNET	TX0003106842	6/3/1991	TASC, Inc.

17.	Tasc, Inc., AIDS brief risk intervention (B R I)	TXu000331894	7/18/1988	TASC, Inc.

18.	Tasc Quickview version 1.1	TXu000726051	2/26/1996	TASC, Inc.

19.	Cycle interpolation monochip metallization mask work, MLA3454A	MW0000001798	7/28/1986	Dynamics Research Corporation

20.	Data accessor for Digital Equipment Corporation’s VAX computer	TXu000302267	10/26/1987	Dynamics Research Corporation

[1]	Subject to filing of name change/assignment document from TASC, Inc. to Engility Corporation with the Copyright Office in accordance with Schedule 6.10 attached to the Credit Agreement.

SCHEDULE 4

Title		Registration Number	Registration Date	Owner
21.	Data accessor for the Honeywell DPS-8	TXu000302266	10/26/1987	Dynamics Research Corporation

22.	Expense tracking and planning system (ETAPS) reports	TX0005953722	4/01/2004	Dynamics Research Corporation

23.	First ten pages of “network interface for the I B M PC”	TXu000302553	10/26/1987	Dynamics Research Corporation

24.	Network supervisor for Digital Equipment Corporation’s VAX computer	TXu000302254	10/26/1987	Dynamics Research Corporation

25.	Joint Range Extender underlying software[2]	Unregistered	Unregistered	Engility LLC

[2]	This application can’t be verified in the public database because it has not yet been published.

SCHEDULE 4

PATENTS AND PATENT LICENSES3

Country	Patent Title	Application Number Filing Date	Patent Number Grant Date	Status	Owner
U.S.	System and method of registration of three-dimensional data sets including anatomical body data	08/299,378 September 1, 1994	5,531,520 July 2, 1996	Expired	TASC, Inc. and The Brigham & Women’s Hospital, Inc.

U.S.	Fast satellite-centric analytical algorithm for determining satellite coverage	09/352,328 July 13, 1999	6,246,360 June 12, 2001	Active	TASC, Inc.

U.S.	Electro-acoustic-optical apparatus and method of calibrating same	09/629,157 July 31, 2000	6,285,493 September 4, 2001	Active	TASC, Inc.

U.S.	Optical modulator responsive to at least two electric signals	09/671,743 September 29, 2000	6,424,754 July 23, 2002	Active	TASC, Inc.

U.S.	Apparatus and method for providing program protection engineering, security management, and report preparation for sensitive and classified projects	11/347,285 February 6, 2006	7,865,388 January 4, 2011	Active	TASC, Inc.

U.S.	System and method of registration of three-dimensional data sets	08/521,018 August 30, 1995	5,999,840 December 7, 1999	Active	TASC, Inc. and The Brigham & Women’s Hospital, Inc.

U.S.	Linear position detecting system	09/661,063 September 13, 2000	6,297,750 October 2, 2001	Active	GSI Group Corporation[4]

U.S.	Magnetic encoder for sensing position and direction via a time and space modulated magnetic field	08/867,732 June 2, 1997	5,939,879 August 17, 1999	Active	GSI Group Corporation

U.S.	Light beam distance encoder	08/116,371 September 3, 1993	5,430,537 July 4, 1995	Expired	GSI Group Corporation

U.S.	Edge-type printhead with contact pads	07/704,076 May 22, 1991	5,119,111 June 2, 1992	Expired	Dynamics Research Corporation

U.S.	True edge thermal printhead	07/584,188 September 18, 1990	5,081,471 January 14, 1992	Expired	Dynamics Research Corporation

U.S.	Digital resolver with a synchronous multiple count generation	07/572,672 August 24, 1990	5,079,549 January 7, 1992	Expired	GSI Group Corporation

U.S.	Arcuate edge thermal print head	07/470,952 January 26, 1990	5,077,564 December 31, 1991	Expired	Dynamics Research Corporation

[3]	Subject to filing of name change/assignment document from (i) TASC, Inc. to Engility Corporation, (ii) GSI Group Corporation to Dynamics Research Corporation and (iii) GSI Lumonics Corporation to Dynamics Research Corporation, in each case, with the Patent and Trademark Office in accordance with Schedule 6.10 attached to the Credit Agreement.
[4]	Outstanding lien: Bank of America, N.A. security agreement executed 10/19/2011 and recorded 10/26/2011 at reel/frame 027128/0763.

SCHEDULE 4

Country	Patent Title	Application Number Filing Date	Patent Number Grant Date	Status	Owner
U.S.	Modular thermal print head and method of fabrication	07/421,534 October 13, 1989	4,978,972 December 18, 1990	Expired	Dynamics Research Corporation

U.S.	Method for making nozzle plates	07/463,261 January 10, 1990	4,954,225 September 4, 1990	Expired	Dynamics Research Corporation

U.S.	Single track absolute encoder	07/193,245 May 11, 1988	4,947,166 August 7, 1990	Expired	GSI Lumonics Corporation

U.S.	Non-linear error correction system	07/129,872 December 4, 1987	4,912,468 March 27, 1990	Expired	GSI Lumonics Corporation

U.S.	Single track absolute encoder	07/158,319 February 22, 1988	4,906,992 March 6, 1990	Expired	GSI Lumonics Corporation

U.S.	Printhead structure and method of fabrication	07/163,365 March 2, 1988	4,881,087 November 14, 1989	Expired	Dynamics Research Corporation

U.S.	Method of fabricating a printhead	07/276,865 November 28, 1988	4,875,281 October 24, 1989	Expired	Dynamics Research Corporation

U.S.	Orifice plate and method of fabrication	07/168,665 March 16, 1988	4,839,001 June 13, 1989	Expired	Dynamics Research Corporation

U.S.	High-resolution thermal printhead and method of fabrication	07/176,638 April 1, 1988	4,810,852 March 7, 1989	Expired	Dynamics Research Corporation

U.S.	Modular machine tool controller	06/654,778 September 26, 1984	4,716,516 December 29, 1987	Expired	Dynamics Research Corporation

U.S.	Thermal print head temperature control	06/790,836 October 24, 1985	4,636,812 January 13, 1987	Expired	Dynamics Research Corporation

U.S.	Thermal print head	06/790,828 October 24, 1985	4,636,811 January 13, 1987	Expired	Dynamics Research Corporation

U.S.	Position encoder compensation system	06/618,509 June 8, 1984	4,631,520 December 23, 1986	Expired	GSI Lumonics Corporation

U.S.	Large-scale printhead for non-impact printer and method of manufacture	06/510,921 July 5, 1983	4,534,814 August 13, 1985	Expired	Dynamics Research Corporation

U.S.	Two dimensional press brake control system and apparatus	06/373,148 April 29, 1982	4,488,237 December 11, 1984	Expired	Dynamics Research Corporation

U.S.	Optical grating and method of manufacture	06/278,672 June 29, 1981	4,482,207 November 13, 1984	Expired	Dynamics Research Corporation

U.S.	Motion transmission limiting apparatus	06/339,845 January 18, 1982	4,446,742 May 8, 1984	Expired	Structural Dynamics Research Corporation

U.S.	Method of fabricating an electrostatic print head	06/214,463 December 8, 1980	4,415,403 November 15, 1983	Expired	Dynamics Research Corporation

U.S.	Method for providing high resolution, highly defined, thick film patterns	06/260,266 May 4, 1981	4,413,051 November 1, 1983	Expired	Dynamics Research Corporation

U.S.	Thermal print head and method of fabrication	06/265,978 May 21, 1981	4,399,348 August 16, 1983	Expired	Dynamics Research Corporation

U.S.	Electro-optical position transducer	06/196,596 October 14, 1980	4,340,814 July 20, 1982	Expired	Dynamics Research Corporation

SCHEDULE 4

Country	Patent Title	Application Number Filing Date	Patent Number Grant Date	Status	Owner
U.S.	Method of forming insulated conductors in a conductive medium and article thus formed	06/158,606 June 11, 1980	4,298,436 November 3, 1981	Expired	Dynamics Research Corporation

U.S.	SLMCO Water Purification System	12/958,223 December 1, 2010	N/A	Pending	Engility, LLC

U.S.	SOCIAL MEDIA ANALYSIS AND RESEARCH TECHNOLOGY (SMART)	14/158,298 January 17, 2014	N/A	Pending	Engility, LLC

Pursuant to Schedule 6.10 attached to the Credit Agreement, the following shall be included within this Schedule 4, if determined to be owned by a Grantor and subject to the filing of appropriate assignment/name change documents per such Schedule 6.10:

U.S.	Estimation of multiple angles of arrival of signals received by an array of antenna elements	12/908,164 October 20, 2010	8,648,749 February 11, 2014	Active	L-3 Communication Services, Inc.

U.S.	Deciding whether a received signal is a signal of interest	13/221,397 August 30, 2011	8,572,010 October 29, 2013	Active	L-3 Communication Services, Inc.

U.S.	Permutation mapping for ARQ-processed transmissions	12/613,387 November 5, 2009	8,289,999 October 16, 2012	Active	L-3 Communication Services, Inc.

U.S.	Managing the operation of a semiconductor device under varying load conditions	12/758,225 April 12, 2010	8,260,473 September 4, 2012	Active	L-3 Communication Services, Inc.

U.S.	Adaptive optimization of estimation of the angle of arrival of a signal received by an array of antenna elements	12/337,219 December 17, 2008	8,179,319 May 15, 2012	Active	L-3 Communication Services, Inc.

U.S.	Using statistical learning methods to fuse parameter estimates	12/566,480 September 24, 2009	8,175,851 May 8, 2012	Active	L-3 Communication Services, Inc.

U.S.	Preserving the content of a communication signal corrupted by interference during transmission	12/274,636 November 20, 2008	8,175,186 May 8, 2012	Active	L-3 Services, Inc.

U.S.	Estimating the angle of arrival of a signal received by an array of commutated antenna elements	12/214,999 June 24, 2008	8,121,225 February 21, 2012	Active	L-3 Communication Services, Inc.

U.S.	Determining the angle of arrival of a target signal received by an array of antenna elements	12/511,783 July 29, 2009	8,031,119 October 4, 2011	Active	L-3 Communication Services, Inc.

SCHEDULE 4

U.S.	Determining the angle of arrival of a target signal received by an array of antenna elements	12/366,881 February 6, 2009	7,948,438 May 24, 2011	Active	L-3 Communication Services, Inc.

U.S.	System for, and method of, irradiating opposite sides or articles with optimal amounts of cumulative irradiation	09/964,785 September 26, 2001	7,740,799 June 22, 2010	Active	L-3 Communication Services, Inc.

SCHEDULE 4

TRADEMARKS AND TRADEMARK LICENSES5

Word Mark	Serial Number	Filing Date	Registration Number and Date	Status	Owner
	85207204	December 29, 2010	4220167 October 9, 2012	Live	TASC, Inc.

	85206406	December 28, 2010	4220166 October 9, 2012	Live	TASC, Inc.

	85197087	December 14, 2010	4354368 June 18, 2013	Live	TASC, Inc.

TASC (Typed Drawing)	73223006	July 12, 1979	1172637 October 6, 1981	Live	TASC, Inc.

	85975933	June 17, 2010	4115094 March 20, 2012	Live	TASC, Inc.

	85084378	July 14, 2010	4289442 February 12, 2013	Live	TASC, Inc.

	77969427	March 26, 2010	4430401 November 12, 2013	Live	TASC, Inc.

D3IA	86165568	January 14, 2014	4635942 November 11, 2014	Live	Engility Corporation

ENGILITY	85382392	July 27, 2011	4236110 November 6, 2012	Live	Engility Corporation

MPRI	75402974	December 10, 1997	2266440 August 3, 1999	Live	Engility Corporation

MEDTEAMS	75611016	December 22, 1998	2754719 August 26, 2003	Live	Dynamic Research Corporation

ETCC	74622254	January 17, 1995	1945607 January 2, 1996	Live	Dynamic Research Corporation

EMERGENCY TEAM COORDINATION COURSE	74621666	January 17, 1995	1921276 September 19, 1995	Live	Dynamic Research Corporation

DRC	72424969	May 19, 1972	0979114 February 19, 1974	Live	Dynamic Research Corporation

Pursuant to Schedule 6.10 attached to the Credit Agreement, the following shall be included within this Schedule 4, if determined to be owned by a Grantor and subject to the filing of appropriate assignment/name change documents per such Schedule 6.10:

VIDEOSCOUT	78479695	September 7, 2004	3143196 September 12, 2006	Live	L-3 Services, Inc.

VIGRAWATCH	78182494	November 6, 2004	2805906 January 13, 2004	Live	L-3 Services, Inc.

[5]	Subject to filing of name change/assignment document from TASC, Inc. to Engility Corporation with the Patent and Trademark Office in accordance with Schedule 6.10 attached to the Credit Agreement.

SCHEDULE 4

INSYTE	77846503	October 12, 2009	4266072 January 1, 2013	Live	L-3 Services, Inc.

ANTARES	77201494	June 8, 2007	3720499 December 8, 2009	Live	L-3 Services, Inc.

PIXELRAY	75897303	January 18, 2000	2707440[6] April 15, 2003	Live	L-3 Services, Inc.

VIGRA	75460619	April 1, 1998	2253376[7] June 15, 1999	Live	L-3 Services, Inc.

VIGRAVISION	75460618	April 1, 1998	2344063[8] April 18, 2000	Live	L-3 Services, Inc.

JAYCOR	73188236	October 5, 1978	1147865[9] February 24, 1981	Live	L-3 Services, Inc.

[6]	Outstanding Lien: Wachovia Bank, N.A. security agreement executed 5/23/2002 and recorded 11/7/2002 at reel/frame 2615/0748.
[7]	Outstanding Lien: Credit Suisse First Boston security agreement executed 2/23/2000 and recorded 5/19/2000 at reel/frame 2095/0153.
[8]	Outstanding Lien: Credit Suisse First Boston security agreement executed 2/23/2000 and recorded 5/19/2000 at reel/frame 2095/0153.
[9]	Outstanding Lien: Wachovia Bank, N.A. security agreement executed 5/23/2002 and recorded 11/12/2002 at reel/frame 2618/0979.

SCHEDULE 4

DOMAIN NAME REGISTRATIONS

Domain Name	Expiration Date
smartapplied.com	8/22/2018
smartapplied.net	8/22/2018
smartapplied.org	8/22/2018
tasc-texeltek.com	5/26/2016
tasc.com	9/17/2111
tasccareers.com	7/23/2015
tascinsightapplied.com	9/11/2017
tascinsightapplied.info	4/3/2015
tascinsightapplied.net	8/22/2018
tascinsightapplied.org	8/22/2018
tascjobs.com	7/23/2015
tasctexeltek.com	5/26/2016
tascwebapps.com	1/3/2019
texeltek-tasc.com	5/26/2016
texeltektasc.com	5/26/2016
l3-gses.com	7/7/2016
mkisystems.com	5/29/2017
drc.com	8/9/2018
atacserv.com	1/27/2020
irgltd.com	4/27/2020
engilitycorp.com	7/11/2020
engilityone.com	8/3/2020
connectingmfg.com	5/22/2015
connectingmfg.org	5/22/2015
drceagle.com	6/29/2015
wateriqcii.com	10/18/2015
drcnetcents11.com	1/4/2016
drcnetcents2.com	1/4/2016
drcnetcentsii.com	1/4/2016
drcnetcentstwo.com	1/4/2016
drctipss4.com	3/2/2016
drctipssfour.com	3/2/2016
drctipssiiii.com	3/2/2016
drctipsssiv.com	3/2/2016
l3-jems.com	7/7/2016
l3-mako.com	7/7/2016
icitapeng.us	11/21/2016
dodmantech.com	12/7/2016
jvcaps.com	8/30/2017
jre-gw.com	12/17/2017
usaidcotrlearning.net	5/15/2018
drcalliant.com	8/22/2018
sysengtoolbox.com	11/26/2018
l3-warfighter.com	8/11/2020
drcdesp3.com	1/30/2022

SCHEDULE 4

Domain Name	Expiration Date
drcdespiii.com	1/30/2022

Expired Domains
engilitycode.com	11/18/2014
usaidcrc.net	12/3/2014
hjford.com	1/26/2015

SCHEDULE 5

MATERIAL GOVERNMENT CONTRACTS

Contract
12165
11877
10363
12212
10222
10077
12062
8D175
8E0DW
10354
11344
8E596
10739
8E522
10620
11590
11591
11830
11079
8E515
8E0JN
12208
8E503
10299
11737
11038
8E0HN
12159
8D1BN
12247
10847
8E201
10480
10424
11673
11679
10901
10395
11217
8E219

SCHEDULE 5

8E008
8E215
8E0HM
11996
8E517
8E0EA
8E403
12050
11166
8E210
11838
11436
10121
10521
10836
11744
8E048
8E086
11862
11616
8E0BL
12199
12164
8E323
8D1GQ
8E213
11719
8E220
10735
8E042
12155
11871
8D1DC
8E214
11469
10127
8E343
12142
8E034
8D1FL
11637
8E3AF
11691
11710
8E539
8E599

SCHEDULE 5

11882
10715
8D1IN
8E509
11441
11985
11465
8E216
8E327
8E0AK
11760
12225
10627
8E524
8D1HV
8E338
11765

SCHEDULE 6

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 7

FILINGS AND OTHER ACTIONS REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Debtor	Office of Filing
Engility Holdings, Inc.	Delaware Secretary of State

Engility Corporation	Massachusetts Secretary of the Commonwealth

Engility LLC	Delaware Secretary of State

International Resources Group Ltd.	Delaware Secretary of State

Dynamics Research Corporation	Massachusetts Secretary of the Commonwealth

TASC Services Corporation	Delaware Secretary of State

Support Services Organization, LLC	Delaware Secretary of State

Texeltek, LLC	Delaware Secretary of State

ATAC Services, LLC	Delaware Secretary of State

Other Actions

Patent Security Agreement to be filed with the United States Patent and Trademark Office. Trademark Security Agreement to be filed with the United States Patent and Trademark Office.

Copyright Security Agreement to be filed with the United States Copyright Office.

Deliver the Pledged Securities listed on Schedule 2 to the Collateral Agent, together with stock powers or endorsements thereof reasonably satisfactory to the Collateral Agent.